Exhibit 1

Oi S.A. - In Judicial Reorganization

Corporate Taxpayers’ Registry (CNPJ/MF) No. 76.535.764/0001-43

Board of Trade (NIRE) No. 33.30029520-8

PUBLICLY-HELD COMPANY

FINAL DETAILED VOTING CHART

Final detailed voting chart of the Extraordinary General Shareholders’ Meeting held on September 17, 2018, at 11 a.m., at the headquarters of the Company, located at Rua do Lavradio, 71, Centro, in the City of Rio de Janeiro, RJ, including votes cast through remote voting ballots.

OI S.A.
Extraordinary General Shareholders’ Meeting held on September 17, 2018, at 11:00a.m.

The composition of the capital stock			Treasury Shares		Capital Stock without Treasury Shares
Common Stock		2,182,333,264	32,030,595		2,150,302,669
Preferred Stock		157,727,241	1,811,755		155,915,486
SEQ.	CPF/CNPJ	NAME			AGENDA
			POSITION Common Stock	POSITION Preferred Stock

1.  To ratify the election of the Consensual Sheet indicated by the Company's management for the composition of the New Board of Directors, pursuant to Clause 9.3 and subclauses of the Company’s Judicial Reorganization Plan

						1.1 Election of one of the members of the Consensual Sheet to hold the position of Chairman of the Board of Directors, in accordance with Art. 24 of the Bylaws.

2.  To approve the amendment of the caput of Article 5 of the Bylaws, in view of the partial homologation of the Capital Increase - Capitalization of Credits, pursuant to Clause 4.3.3.5 of the Company's Judicial Reorganization Plan, by the Board of Directors on July 20, 2018.

								3. To approve the proposed amendment to the Company's authorized capital limit, with the consequent amendment of Article 6 of the Bylaws.

4. To approve the proposal for the inclusion of a new article in the chapter on Final and Transitory Provisions of the Bylaws with a view to adapting the Bylaws to the provisions of the Company's Judicial Reorganization Plan regarding the composition of the New Board of Directors.

5.  Approve the amendment to the Bylaws, as amended by the Management Proposal, among which the following should be highlighted:

(a) the extinction of the positions of alternate members of the Board of Directors;

(b) adjust certain rules for the election of the Chairman and the Vice-Chairman of the Board of Directors;

(c) adjust certain rules concerning an impediment or a temporary absence of the Chairman of the Board of Directors;

(d) adjust certain powers of the Board of Directors;

(e) adjust the rules regarding the creation of Advisory Committees by the Board of Directors; and

(f) adjust the rules related to the disposal of control of the Company, cancellation of publicly-held company registration and exit from the special listing segments of B3.

1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,118,315,030	15,099,257	Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	28,640	40,694	Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	517,834,955	25,890,579	Abstain
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,071,500,460	14,171,648		ELEAZAR DE CARVALHO FILHO
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	3,385	-		HENRIQUE JOSE FERNANDES LUZ
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	9,684,750	797,019		JOSE MAURO METTRAU CARNEIRO DA CUNHA
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	-	30		MARCOS BASTOS ROCHA
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	-	230		MARCOS DUARTE SANTOS
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	505	56		MARCOS GRODETZKY
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	8,220	20,779		MARIA HELENA DOS SANTOS FERNANDES DE SANTANA
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	-	25		PAULINO DO REGO BARROS JUNIOR
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	5	94		RICARDO REISEN DE PINHO
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	2,045	17,259		RODRIGO MODESTO DE ABREU
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	140	29		WALLIM CRUZ DE VASCONCELLOS JUNIOR
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,055,052,710	15,121,754			Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	21,215	39,993			Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	581,104,700	25,868,783			Abstain
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,055,052,940	15,124,175				Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	21,240	38,172				Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	581,104,445	25,868,183				Abstain
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,121,866,015	15,120,276					Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	21,280	44,028					Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	514,291,330	25,866,226					Abstain
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	1,121,859,150	15,117,091						Approve
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	28,125	48,386						Reject
1	55237	THE BANK OF NEW YORK ADR DEPARTMENT	514,291,350	25,865,053						Abstain
2	54797	LEGAL AND GENERAL ASSURANCE PENSIONS MNG LTD	186,071	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
3	58400	PARAMETRIC TAX-MANAGED EMERGING MARKETS FUND	-	548,684	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
4	58401	THE MONETARY AUTHORITY OF SINGAPORE	131,400	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
5	71409	FORD MOTOR CO DEFINED BENEF MASTER TRUST	3,996	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
6	71409	FORD MOTOR COMPANY OF CANADA, L PENSION TRUST	403	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
7	74963	ALASKA PERMANENT FUND	79,000	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
8	92896	THE BOEING COMPANY EMPLOYEE SAVINGS PLANS MASTER T	56,844	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
9	93490	SPDR SP EMERGING MARKETS SMALL CAP ETF	300,000	181,441	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
10	10769	MARKET VECTORS BRAZIL SMALL-CAP ETF	2,491,850	-	Approve		Approve	Approve	Approve	Approve
11	16769	CORNERSTONE ADVISORS GLOBAL PUBLIC EQUITY FUND	-	192,500	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
12	16816	FIDELITY RUTLAND SQUARE TRUST II: STRATEGIC A E M	46,600	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
13	17891	ADVANCED SERIES TRUST - AST GOLDMAN SACHS MULTI-AS	24,200	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
14	18048	LVS II LLC	2,174,400	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
15	19349	AQUILA EMERGING MARKETS FUND	145,211	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
16	19384	PIMCO TACTICAL OPPORTUNITIES MASTER FUND LTD.	2,810,000	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
17	20787	AXA IM GLOBAL EMERGING MARKETS SMALL CAP FUND, LLC	-	79,300	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
18	21523	SYMMETRY EAFE EQUITY FUND	14,500	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
19	22709	PEWTER IBIS, L.L.C.	1,450,000	1,049,600	Approve	ELEAZAR DE CARVALHO FILHO	Approve	Approve	Approve	Approve
20	23384	GOLDENTREE ASSET MANAGEMENT LUX S.A.R.L.	14,483,900	-	Approve	ELEAZAR DE CARVALHO FILHO	Approve	Approve	Approve	Approve
21	24528	FINTECH INVESTMENTS LTD.	27,933,700	-	Approve	ELEAZAR DE CARVALHO FILHO	Approve	Approve	Approve	Approve
22	24646	CCL Q MARKET NEUTRAL FUND II	141,600	-	Approve	JOSE MAURO METTRAU CARNEIRO DA CUNHA	Approve	Approve	Approve	Approve
23	28710	SILVER POINT LUXEMBOURG PLATFORM S.A.R.L.	8,918,900	5,474,500	Approve	ELEAZAR DE CARVALHO FILHO	Approve	Approve	Approve	Approve
24	71102	FUNDAÇÃO ATLANTICO DE SEGURIDADE SOCIAL	11,853,844	-	Approve	ELEAZAR DE CARVALHO FILHO	Approve	Approve	Approve	Approve
25	68834	PAULA AREND LAIER	1	1	Approve		Approve	Approve	Approve	Approve
26	18742	PAULO CALIL FRANCO PADIS	-	64,000	Approve		Approve	Approve	Approve	Approve
27	18560	MIRIAM DENISE SILVA DE AQUINO	1	-	Approve		Approve	Approve	Approve	Approve
28	11084	LUIZ ANTONIO DE SAMPAIO CAMPOS	-	-	Approve		Approve	Approve	Approve	Approve
29	39561	RAFAEL PADILHA CALABRIA	1	-	Approve		Approve	Approve	Approve	Approve
30	53125	FELIPE GUIMARÃES ROSA BON	1	-	Approve		Approve	Approve	Approve	Approve
31	11689	CLARISSE MELLO MACHADO SCHLIECKMANN	1	-	Approve		Approve	Approve	Approve	Approve
32	15626	GABRIEL RAMALHO MEDEIROS	1	-	Approve		Approve	Approve	Approve	Approve
33	57689	JULIA CARNIEL ROSA	1	-	Approve		Approve	Approve	Approve	Approve
34	12482	GUIDO FEROLLA	1	-	Approve		Approve	Approve	Approve	Approve
35	88289	JOSÉ ROBERTO DE ALBUQUERQUE SAMPAIO	1	-	Approve		Approve	Approve	Approve	Approve
36	33718	NELIO ROBERTO SEIDI MACHADO	1	-	Approve		Approve	Approve	Approve	Approve
37	49570	PAULO DE MORAES PENALVA SANTOS	1	-	Approve		Approve	Approve	Approve	Approve
38	26924	FERNANDO SANTIAGO DOS SANTOS ZORZO	10	-	Approve		Approve	Approve	Approve	Approve
39	75512	FLAVIA JOCHEM RIBEIRO CALAZANS BARONI	1	-	Approve		Approve	Approve	Approve	Approve
40	69706	MICHELE NOVAIS FREITAS	1	-	Approve		Approve	Approve	Approve	Approve
41	91741	ANTONIO REINALDO RABELLO FILHO	903	-	Approve		Approve	Approve	Approve	Approve
42	27692	GIULIANO COLOMBO	7	-	Approve		Approve	Approve	Approve	Approve
43	14725	MARIA CRISTINA MONOLI CESCON	10	-	Approve		Approve	Approve	Approve	Approve
44	12566	VICTOR GUITA CAMPINHO	100	-	Approve		Approve	Approve	Approve	Approve
45	24245	JOSE AUGUSTO DA GAMA FIGUEIRA	22,000	-	Approve		Approve	Approve	Approve	Approve
46	23546	RENATA DE CARVALHO BATISTA	3	-	Approve		Approve	Approve	Approve	Approve
47	18329	RODRIGO BERNDT CARRO	47	-	Approve		Approve	Approve	Approve	Approve
48	12333	MARCELO MOLLICA JOURDAN	1	1	Approve		Approve	Approve	Approve	Approve